Exhibit 5.2

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Century City	Orange County
August 28, 2015	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
BioMed Realty Trust, Inc.	Los Angeles	Tokyo
BioMed Realty, L.P.	Madrid	Washington, D.C.
17190 Bernardo Center Drive
San Diego, California 92128

Re:	BioMed Realty Trust, Inc. and BioMed Realty, L.P.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), and BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Base Prospectus”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”). The Registration Statement registers, among other things, the offering (i) by the Operating Partnership of one or more series of debt securities (the “Operating Partnership Debt Securities”) to be issued pursuant to an indenture in the form incorporated by reference as an exhibit to the Registration Statement (as it may be supplemented from time to time, the “Operating Partnership Indenture”), (ii) by the Company of guarantees of the Operating Partnership Debt Securities (the “Guarantees”), and (iii) by the Company of one or more series of debt securities (the “Company Debt Securities” and, together with the Operating Partnership Debt Securities, the “Debt Securities”) to be issued pursuant to an indenture in the form incorporated by reference as an exhibit to the Registration Statement (as itmay be supplemented from time to time, the “Company Indenture”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the applicable Prospectus, other than as expressly stated herein with respect to the issue of the Debt Securities and the Guarantees.

August 28, 2015

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Operating Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Maryland General Corporation Law, the Maryland Revised Uniform Partnership Act and the internal laws of the State of Maryland are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Operating Partnership Indenture has been duly authorized, executed and delivered by all necessary limited partnership action of the Operating Partnership and corporate action of the Company, and when the specific terms of a particular series of Operating Partnership Debt Securities have been duly established in accordance with the terms of the Operating Partnership Indenture and authorized by all necessary limited partnership action of the Operating Partnership, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the Guarantees of such Debt Securities have been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company in accordance with the terms of the Operating Partnership Indenture and, in each case, in the manner contemplated by the applicable Prospectus and by such limited partnership and corporate action, as applicable, such Debt Securities and Guarantees will be the legally valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company in accordance with their respective terms.

2. When the Company Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Company Debt Securities have been duly established in accordance with the terms of the Company Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Company Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair

August 28, 2015

dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that the Operating Partnership Indenture, the Company Indenture, the Debt Securities, the Guarantees and any related supplemental indenture or officers’ certificate establishing the terms thereof (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Operating Partnership and the Company, as applicable, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

August 28, 2015

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP